UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   March 20, 2008

Buckeye GP Holdings L.P.

(Exact Name of Registrant Specified in Charter)

Delaware	001-32963	11-3776228
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

Five TEK Park 9999 Hamilton Blvd.	18031
Breinigsville, Pennsylvania	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:   (610) 904-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 Effective as of March 20, 2008, Daniel R. Revers resigned from his position from the Board of Directors of MainLine Management LLC (“MainLine Management”), the general partner of Buckeye GP Holdings L.P. (“BGH”).  Mr. Revers, who is affiliated with ArcLight Capital Partners, LLC (“ArcLight”), has served as a director of MainLine Management since June 2007.  Mr. Revers also indicated his intention to resign a similar position at Buckeye GP LLC (“Buckeye GP”), the general partner of Buckeye Partners, L.P. (“Buckeye”).  BGH owns and controls Buckeye GP.  The resignation of Mr. Revers was not the result of any disagreement with MainLine Management or BGH on any matter relating to either entity’s operations, policies or practices.

(d)                                 Effective immediately following the effectiveness of the resignation of Mr. Revers, BGH GP Holdings, LLC (“BGH GP”), the sole member of MainLine Management, appointed Jake F. Erhard to the Board of Directors of MainLine Management.  Mr. Erhard, 33, has served ArcLight, an energy investment firm, since 2001, initially as an associate and most recently as Principal.   ArcLight has an ownership interest in BGH GP.  There is no arrangement or understanding between Mr. Erhard and any other persons pursuant to which he was appointed as a director.  There are no relationships between Mr. Erhard and MainLine Management or BGH that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Erhard was also appointed to the Board of Directors of Buckeye GP, effective immediately following the effectiveness of the resignation of Mr. Revers, by BGH, the sole member of Buckeye GP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE GP HOLDINGS L.P.

	By:	MAINLINE MANAGEMENT LLC,
its General Partner

		By:	STEPHEN C. MUTHER
Stephen C. Muther
President

Dated: March 24, 2008